FORM 8-K  Exhibit 10.2
--------------------------------------------------------------------------------


                   CONTRACT TO DESIGN AND CONSTRUCT TRT SYTEM

     This Contract to Design and Construct TRT System (`Contract") is entered on this 26th Day of September, 2006 by and between
     Xingtai Iron and Steel Co., Ltd ("Xingtai"), locate at No.262 Steel South Road, Xingtai City, Hebei Province, People's Republic of China, Postal Code:
054027                                 and
     Xi'an Yingfeng Science&Technology Co.,Ltd ("Yingfeng"), located at Chang'an International Square, Suite B, Room 909, No. 88, Nan-Guan-Zheng Street, Xi'an City, Shaanxi Province, People's Republic of China, Postal Code: 710068

     (Xingtai and Yingfeng shall individually be referred to as a "Party", and collectively as the "Parties".)

     In accordance with the Contract Law of the People's Republic of China and other pertinent laws and regulations of China, both Parties enter into the following sections and terms on the principles of equality and mutual benefit and through friendly negotiations:

Section 1. TRT Project
----------------------
     This is a Blast Furnace Top Gas Recovery Turbine Unit Project (hereinafter referred to as "TRT Project") and will be constructed based on No.4 and No.5 blast furnace owned by Xingtai.

Section 2. Cooperation Method
-----------------------------
     (1) The fund for designing and constructing the TRT Project will be raised by Yingfeng. A third party, China Foreign Economy and Trade Trust & Investment Co.,Ltd ("FOTIC"), which shall be capable of fulfilling the qualifications for capital lease, will be invited by Yingfeng. FOTIC will provide the capital leasing service for TRT Project. Xingtai and FOTIC will enter a Contract of Capital Lease.
     (2) Yingfeng agrees to make payments of deposit, commission charges and other fees associated with the financial affairs of TRT Project. Xingtai agrees to pay the monthly rental to Yingfeng and FOTIC after the TRT Project is completely constructed and relegated by Yingfeng.

Section 3. Technology Requirements
----------------------------------
     Yingfeng designs the project according to the technology documents and plans ("Plan") attached to this Contract signed by Xingtai and Yingfeng and such design should be accepted by Xingtai. Yingfeng constructs the project according to the above-mentioned Plan. The completed project should comply with such plan and other industrial standards and fulfill the requirement of connecting to public electrical wire in XingTai. The appendices to this Contract, such as construction technology agreement entered in accordance with the Plan, are integral parts of this Contract and equally effective.

Section 4. Necessary Condition
------------------------------
     Xingtai shall:
     (1) Apply for and acquire all the necessary license, approval and certificates for land use and construction of the TRT project.

     (2)     Ensure     that     the      pipeline     of     Blast      Furnace
Gasi(cent)wateri(cent)nitrogen and eletricity will be linked to construction site of the TRT Project.

Section 5. Fund and Payment
---------------------------

     (1) The total amount of fund for the TRT Project is Thirty Million RMB Yuan ((pound)*30,000,000), which include the cost of design, constructioni(cent)equipments and financial affairs.
     (2) Project rental: Base on the investment forecast, Xingtai will make monthly rental payment of Nine Hundred Thousand RMB Yuan ((pound)*900,000) to Yingfeng and FOTIC for total 60 months. As the actual investment is confirmed by both Parties, monthly rental payment will be adjusted accordingly. The formula of adjustment is: Monthly Rental Payment(RMB Yuan in 10 Thousands)=(pound)*900,000 x Actual Investment (RMB Yuan in 10 Thousands)/(pound)*30,000,000.
     (3) Project fund payment: Yingfeng will relegate the TRT project to Xingtai when it is completed and under working order. Xingtai shall make the monthly rental payment set forth in Section 5 (2) of this Contract to Yingfeng and FOTIC, starting from either the first day or the 16th day of the month following the relegation. Xingtai shall make the monthly rental payment to Yingfeng and FOTIC within three business days following the end of the prior month.
     (4) Within the term of this Contract, Xingtai may redeem all the remanent payment of principal under the Contract. If the Xingtai terminates the Contract for cause of redemption, at any time, Xingtai may purchase all the assets of TRT Project. The amount of payment should be discussed between both Parties.

Section 6. Constructing Period
------------------------------
     Based on the plan confirmed by Xingtai in writing, Yingfeng should construct the project within Six (6) months following the effective date of this Contract. The period of construction may be extended in the event of any delay caused by Xingtai. In the event of delay caused by Yingfeng, Yingfeng will pay the damages to Xingtai in the amount equal to 5% of Yingfeng's total revenue earned from this TRT Project.

Section 7. Warranty Period
--------------------------
     (1) The warranty period of TRT Project is 18 months, starting from the first payment due date of monthly rental payment. Within the warranty period, Yingfeng has the responsibility to maintain the working conditions of all TRT equipments free of charge to Xingtai, and promise to prescribe the servicing solution within 48 hours after receiving the repair notice. Yingfeng will compensate Xingtai for the loss caused by the technical problems of the equipments if the technical problems are not fixed up within 20 days.
     (2) Yingfeng should also maintain the operation within a reasonable period for a reasonable service fee charged to Xingtai after the warranty period expires.

Section 8. Transfer of Possession of the TRT System
---------------------------------------------------
     After TRT Project is completed and has passed through 72-hours full-loaded output trial, Yingfeng will transfer the possession of the TRT system to Xingtai for use. The entire procedure of possession transfer shall be completed in 2 days.

Section 9. Advanced Rental Payment
----------------------------------
     After this Contract takes effect, Xingtai supplies to Yingfeng the steel valued at Three Million RMB Yuan ((pound)*3,0000,000) as advanced rental payment (the actual delivery date of the aforementioned steel is to be determined by Yingfeng). The aforementioned steel (advanced payment) is counted into the total rental payment payable to Yingfeng and Xingtai is not obligated to make cash payment until the aforementioned steel (advanced payment) is used up as monthly rental payment.

Section 10.Right and Obligation of Xingtai
------------------------------------------
     (1) Xingtai has the right to (a) supervise the designing and construction process of TRT system; (b) participate in equipment stock bidding, construction bidding and selection of the designing institutions. Xingtai's reasonable suggestion will be adopted.
     (2) Xingtai has the obligations to (a) assist Yingfeng to inspect and test the equipments; (b) timely make rental payment to Yingfeng and FOTIC under
Section 5.(2); (c) furnish facility to Yingfeng for TRT system.

Section 11. Right and Obligation of Yingfeng
--------------------------------------------
     (1) Yingfeng has the right to (a) request Xingtai's payment; (b) take charge of the project designing, plant side construction, equipment stocking, installation, debugging and tech support;
     (2) Yingfeng has the obligation to (a) hold the public bidding and confirmation for suppliers and construction teams for TRT and plant side construction. These actions will be supervised by Xingtai. Yingfeng promises to recommend more than 2 of the best suppliers and constructers; (b) take charge of TRT equipment installation and debugging and connect supporting facilities in one meter beyond TRT Project plant side. (c) offer training for staff and workers within warranty period.

Section 12. Transfer of Project Ownership
-----------------------------------------
     After  Xingtai  pays  off all  the  obligated  payment  set  forth  in this
Contract, the ownership of TRT project will be transfer to Xingtai automatically. Yingfeng and FOTIC will cooperate in this matter unconditionally.

Section 13. Change to Contract
------------------------------
     Once this Contract takes effect, either Party may not unilaterally change or rescind this Contract. Both Parties may enter supplemental contract upon mutual assents and negotiation.

Section 14. Breach of Contract and Liability
--------------------------------------------
     (1) In the event that Xingtai fails to make the payment within 10 days grace period after the due date of any payment Xingtai obligated to make, Xingtai shall pay daily liquidated damage to Yingfeng and FOTIC in the amount equal to 0.03 percent of the delayed payment.
     (2) In the event that Yingfeng fails to complete the TRT system by the due date prescribed in Section 6 of this Contract, Yingfeng shall pay daily liquidated damage to Xingtai in the amount equal to 0.03 percent of total cost of the TRT project.
     (3) Notwithstanding any other provision of this Contract, if either Xingtai or Yingfeng is delayed in or prevented from fulfilling any of its obligations hereunder by reason of any cause beyond its reasonable control (including, but not limited to acts of God, fire, third party strike, flood, delay of transportation or inability to obtain necessary raw materials through normal commercial channels), then that party will not be liable under this Contract for damages resulting from such delay or failure.
     (4) Other breach of contract will be settled pursuant to contract law.

Section 15. Dispute Resolution
------------------------------
     In the event that any dispute regarding the performance and execution of this Contract arises, both Parties shall try to negotiate on good faith the settlement for the dispute. If both Parties fail to reach settlement, either Party may bring legal action in the courts governing the place where this Contract is performed.

Section 16. Execution of Contract
---------------------------------
     This Contract has been signed and executed on September 26, 2006 at Xingtai's executive office in Xingtai City, Hebei Province, the People's Republic of China.

Section 17. Appendix
--------------------
     The appendix to this Contract include: engineering design plan, cost calculate sheet, shop drawing and technology appendices of TRT Project. All appendix to the Contract have equal effects.

Section 18. Unspecified Matters and S7upplemental Contract
----------------------------------------------------------
     In the course of performing the contract, if any matter that has not been specified or needs more definitude terms of right and obligation, both Parties will enter and sign supplemental contracts to cover those matters. The supplemental contract has equal force and effect as appendix to this Contract.

     IN WITNESS WHEREOF, the Parties hereto have signed this Contract as of the date first above written.

SIGNATURE

By

----------------------------------------------------------------
                         /s/Geyun Wang
                           Geyun Wang
        Xi'an Yingfeng Science and Technology Co., Ltd.

By

----------------------------------------------------------------
                        /s/Shiqiang Yuan
                         Shiqiang Yuan
                Xingtai Iron and Steel Co., Ltd.